UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2026
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Asana, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39495	26-3912448
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

633 Folsom Street,	Suite 100
San Francisco,	CA	94107
(Address of Principal Executive Offices)		(Zip Code)
(415) 525-3888
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	ASAN	New York Stock Exchange
Long-Term Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Incentive Bonus Plan

On March 10, 2026, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Asana, Inc. (the “Company”) adopted the Incentive Bonus Plan (the “Incentive Bonus Plan”). The Incentive Bonus Plan allows the Company to grant incentive bonus awards, generally payable in cash (or its equivalent), to employees selected by the administrator of the Incentive Bonus Plan, including the Company's Chief Executive Officer and Chief Financial Officer, based upon performance goals determined by the administrator.

Under the Incentive Bonus Plan, the administrator determines the performance goals, if any, applicable to any award, which goals may include, without limitation, goals related to sales bookings; business divestitures and acquisitions; capital raising; cash flow; cash position; contract awards or backlog; corporate transactions; customer renewals; customer retention rates from an acquired company, subsidiary, business unit or division; earnings (which may include any calculation of earnings, including but not limited to earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation and amortization and net taxes); earnings per share and other earnings-related definitions; expenses; financial milestones; gross margin; growth in stockholder value relative to the moving average of the S&P 500 Index or another index; internal rate of return; leadership development or succession planning; market share; net income; net profit; net sales; new product or business or product development; new product invention or innovation; number of customers or customer growth; operating cash flow; operating expenses; operating income or any calculation elating to operating income; operating margin; overhead or other expense reduction; patents; procurement; product defect measures; product release timelines; productivity; profit; regulatory milestones; retained earnings; return on assets; return on capital; return on equity; return on investment; return on sales; revenue (which may include any calculation of revenue); revenue growth; sales results; sales growth; savings; stock price; time to market; total stockholder return; working capital; unadjusted or adjusted actual contract value; unadjusted or adjusted total contract value; research and development milestones; and individual objectives such as peer reviews or other subjective or objective criteria. The performance goals may differ from participant to participant and from award to award. The administrator also may determine that a target award (or portion thereof) under the Incentive Bonus Plan will not have a performance goal associated with it, but instead will be granted (if at all) as determined by the administrator.

The Compensation Committee of the Board generally administers the Incentive Bonus Plan. The administrator of the Incentive Bonus Plan may, in its sole discretion and at any time, increase, reduce or eliminate a participant’s actual award, and/or increase, reduce or eliminate the amount allocated to the bonus pool for a particular performance period. The actual award may be below, at or above a participant’s target award, in the discretion of the administrator. The administrator may determine the amount of any increase, reduction or elimination on the basis of such factors as it deems relevant, and it is not required to establish any allocation or weighting with respect to the factors it considers.

Actual awards generally will be paid in cash (or its equivalent), and, unless otherwise determined by the administrator, to earn an actual award, a participant must be employed by the Company or other member of the Company Group (as defined in the Incentive Bonus Plan), if applicable, on the date the actual award is paid. Payment of awards occurs as soon as practicable after the end of the performance period to which the actual award relates and after the actual award is approved by the administrator, but no later than the dates set forth in the Incentive Bonus Plan.

The administrator has the authority to amend, suspend or terminate the Incentive Bonus Plan at any time and for any reason, provided such action does not, without the consent of a participant, materially alter or impair the existing rights of such participant with respect to any earned award.

The above description of the material terms of the Incentive Bonus Plan does not purport to be complete and is qualified in its entirety by reference to the Incentive Bonus Plan attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment of Executive Severance and Change in Control Benefit Plan

On March 10, 2026, the Committee amended the Company’s Executive Severance and Change in Control Benefit Plan (as amended, the “Amended Severance Plan”) to, among other things, increase the severance benefits that a Covered Employee is eligible to receive upon a Covered Termination that occurs at any time other than during the Change in Control Period (each as defined in the Amended Severance Plan). Specifically, with respect to a Covered Termination that occurs at any time other than during the Change in Control Period (each as defined in the Amended Severance Plan), the Amended Severance Plan (i) increases the lump sum cash severance benefit amount from four months to six months of base salary and target incentive and

(ii) increases the lump sum COBRA premium cash severance payment from the amount equal to four times the COBRA monthly premium payment to an amount equal to six times such COBRA monthly premium payment. All other material terms and provisions of the Amended Severance Plan remain unchanged and in full force and effect. The Company's Chief Executive Officer and Chief Financial Officer, as well as other executives and certain other key employees of the Company, are currently eligible to participate and receive benefits under the Amended Severance Plan.

The above description of the material terms of the Amended Severance Plan does not purport to be complete and is qualified in its entirety by reference to the Amended Severance Plan attached hereto as Exhibit 10.2 and incorporated herein by reference.

Appointment of Veronica Sosa as Chief Accounting Officer and Principal Accounting Officer

On March 11, 2026, the Company's Board appointed Veronica Sosa as the Company's Chief Accounting Officer and principal accounting officer.

Ms. Sosa, age 43, has served as the Company's Vice President, Global Corporate Controller since February 2022. Prior to joining the Company, Ms. Sosa served as Senior Director, Global Assistant Controller at Linkedin, a professional social networking company, from September 2018 to January 2022 and as Linkedin’s Senior Director, Finance - Strategy & Transformation from May 2013 to September 2018. Prior to that, Ms. Sosa served as a Senior Manager in Ernst & Young’s assurance and advisory practice from May 2004 to May 2013. Ms. Sosa received her Bachelors in Accounting from Santa Clara University.

There was no change to Ms. Sosa's compensation arrangements as a result of her appointment.

There are no arrangements or understandings between Ms. Sosa and any other persons pursuant to which she was appointed as Chief Accounting Officer of the Company. There are no family relationships between Ms. Sosa and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the SEC.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Incentive Bonus Plan
10.2	Amended Executive Severance and Change in Control Benefit Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASANA, INC.

Dated: March 13, 2026	By:	/s/ Katie Colendich
Katie Colendich
General Counsel and Corporate Secretary